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                               SPECIFICATIONS PAGE

TYPE OF CONTRACT:   [QUALIFIED]       CONTRACT DATE:        [1/1/2010]
PAYMENT:            [$100,000.00]     CONTRACT NUMBER:     [000000005]
OWNER:              [JOHN X. SMITH]   GOVERNING LAW:              [YS]
ANNUITANT:          [JOHN X. SMITH]   ANNUITANT'S AGE             [55]
CO-ANNUITANT:       [MARY SMITH]      CO-ANNUITANT'S AGE          [53]

PLAN                             [Marketing Name]

                                FEES AND CHARGES

CONTRACT ASSET FEE               [0.60%]

ANNUAL CONTRACT FEE              [$30.00](1)

                                 (1)  Prior to the Annuity Commencement Date,
                                      when the Annual Administration Fee is to be assessed, if the Contract Value equals or exceeds [$25,000], the Annual Administration Fee will be waived.

LIFETIME INCOME BENEFIT FEE      [0.50%]

MAXIMUM LIFETIME INCOME          [0.65%]
BENEFIT FEE

                             LIFETIME INCOME BENEFIT

MINIMUM HOLDING PERIOD           [1/1/2015]
EXPIRATION

LIFETIME INCOME AGE AND          Age of the younger of the Lifetime Income
PERCENTAGE:                      Percentage Annuitant or co-Annuitant at equals:
                                 Contract Anniversary prior to first withdrawal on or after the Lifetime Income Date:

   SINGLE LIFETIME INCOME        [58 1/2 - 63]   [5.0%]

                                 [64 and over]   [4.5%]

   SPOUSAL LIFETIME INCOME       [64 and over]   [4.5%]

BENEFIT BASE PERCENTAGE          [100%]

TRANSFERRED BENEFIT BASE         [$125,000]

MAXIMUM BENEFIT BASE             [$5,000,000]

BENEFIT ENHANCEMENT PERCENTAGE   [3%]

SP.VEN200.10-IRA


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                          LIMITS - PAYMENTS & TRANSFERS

IRA PAYMENT LIMITS               Payments may not include any amounts other than
                                 a rollover contribution (as permitted by IRC
                                 Sections 402(c), 402(e)(6), 403(a)(4),
                                 403(b)(8), 403(b)(10), 408(d)(3) and
                                 457(e)(16)), a nontaxable transfer from an individual retirement plan under IRC Section
                                 7701(a)(37), a contribution made in accordance with the terms of a Simplified Employee Pension as described in IRC Section 408(k), and a contribution in cash not to exceed the amount permitted under IRC Sections 219(b) and 408(b),
                                 (or such other amount provided by applicable federal tax law). In particular, unless otherwise provided by applicable federal tax law:

                                      A.    The total cash contributions shall
                                            not exceed $4,000 for any taxable
                                            year beginning in 2007 and $5,000
                                            for any taxable year beginning in
                                            2008 and years thereafter. After
                                            2008, the limit will be adjusted by
                                            the Secretary of the Treasury for
                                            cost-of-living increases under IRC
                                            Section 219(b)(5)(C). Such
                                            adjustments will be in multiples of
                                            $500.

                                      B.    In the case of an individual who is
                                            50 or older, the annual cash
                                            contribution limit is increased by
                                            $1,000 for any taxable year
                                            beginning in 2006 and years
                                            thereafter.

                                      C.    In addition to the amounts described
                                            in paragraphs A and B above, an
                                            individual may make a repayment of a
                                            qualified reservist distribution
                                            described in IRC section 72(t)(2)(G)
                                            during the 2-year period beginning
                                            on the day after the end of the
                                            active duty period or by August 17,
                                            2008, if later.

                                      D.    In addition to the amounts described
                                            in paragraphs A and C above, an
                                            individual who was a participant in
                                            a IRC section 401(k) plan of a
                                            certain employer in bankruptcy
                                            described in IRC section
                                            219(b)(5)(C) may contribute up to $
                                            3,000 for taxable years beginning
                                            after 2006 and before 2010 only. An
                                            individual who makes contributions
                                            under this paragraph D may not also
                                            make contributions under paragraph
                                            B.

                                      E.    No contribution will be accepted
                                            under a SIMPLE IRA plan established
                                            by any employer pursuant to IRC
                                            Section 408(p). No transfer or
                                            rollover of funds attributable to
                                            contributions made by a particular
                                            employer under its SIMPLE IRA plan
                                            will be accepted from a SIMPLE IRA,
                                            that is, an individual retirement
                                            account under IRC Section 408(a) or
                                            an individual retirement annuity
                                            under IRC Section 408(b) used in
                                            conjunction with a SIMPLE IRA plan,
                                            prior to the expiration of the
                                            two-year period beginning on the
                                            date the Owner first participated in
                                            that employer's SIMPLE IRA plan.

SP.VEN200.10-IRA


                                       S.2

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TRANSFER CHARGES AND             We reserve the right to impose a transaction
LIMITATIONS - BEFORE MATURITY    charge for transfers. In the event a charge is
DATE                             imposed, it will not exceed the lesser of
                                 [$25.00] or [2%] of the amount of each
                                 transfer.

                                 We reserve the right to limit the amount of the transfer and the maximum number of transfers that can be made.

                                 You must transfer at least [$300] or, if less, the entire amount in the Investment Option each time you make a transfer. If, after the transfer, the amount remaining in the Investment Option from which the transfer is made is less than [ $100], then we will transfer the entire amount instead of the requested amount.

                                 Should we limit the maximum number of transfers that can be made per Contract Year, that limit will be no less than [one] per [month] or [six] at any time within a Contract Year.

TRANSFER CHARGES AND             We reserve the right to limit the maximum
LIMITATIONS - ON OR AFTER        number of transfers you may make per Contract
MATURITY DATE                    Year after variable Annuity Payments have
                                 begun.

                                 If we limit the maximum number of transfers that can be made after variable Annuity Payments have begun, the maximum number of transfers you may make per Contract Year shall be no less than [4].

SP.VEN200.10-IRA


                                       S.3

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                        INITIAL ALLOCATION OF NET PAYMENT
                 (SEE FOLLOWING PAGE FOR ALL AVAILABLE OPTIONS)

VARIABLE INVESTMENT OPTIONS:

[LIFESTYLE BALANCED]           [100.00%]

TOTAL                           100.00%

THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL AND THIS LANGUAGE IS NOT SUBJECT TO APPROVAL OR DISAPPROVAL BY THE STATE IN WHICH THE CONTRACT IS ISSUED FOR DELIVERY. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.

SP.VEN200.10-IRA


                                       S.4

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                          AVAILABLE INVESTMENT OPTIONS

VARIABLE ACCOUNT: [JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)
                  SEPARATE ACCOUNT H]

VARIABLE INVESTMENT OPTIONS:

   [LIFESTYLE PORTFOLIOS:
      Growth
      Balanced
      Moderate
      Conservative

   CORE PORTFOLIOS:
      Diversified Growth & Income
      Global Diversification
      Fundamental Holdings]

SP.VEN200.10-IRA


                                       S.5

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                                ANNUITY BENEFITS

MATURITY DATE:                   [1/1/2050]

ANNUITY COMMENCEMENT DATE:       [1/1/2045]

ANNUITY OPTION:                  [Life 5-Year Certain]

                                 [The guarantee period for the Annuity Option may be reduced to comply with the period permitted under Section 1.401(a)(9)-6 of the Income Tax Regulations, except as otherwise provided by applicable federal tax law.]

ANNUITY PAYMENTS - GENERAL       The rates for Annuity Payments are determined
INFORMATION                      based on:

                                      -     Mortality Table: [Annuity 2000 Table
                                            projected at Scale G from January 1,
                                            2000]

                                      -     Fixed Annuity Payment Interest Rate:
                                            [3% interest per year]

                                      -     Variable Annuity Payment Assumed
                                            Interest Rate: [3.00%]

                                 The amount of each Annuity Payment will depend upon the sex and age of the Annuitant, the co-Annuitant, if any, or other payee.

                                 For variable Annuity Payments, the smallest annual rate of investment return that is required to be earned on the assets of the Separate Account so that the dollar amount of such payments will not decrease is: [3.62%]

                             BENEFICIARY INFORMATION

[Mary Smith]

SP.VEN200.10-IRA


                                       S.6